UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 31, 2014

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of Principal Executive Offices)		96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Tax Benefits Preservation Plan

On January 31, 2014, Central Pacific Financial Corp., a Hawaii corporation (the “Company”), adopted an amendment (“Amendment”) to the Tax Benefits Preservation Plan, dated as of November 23, 2010 (the “Plan”) between the Company and Wells Fargo Bank, National Association, a national banking association, as Rights Agent (the “Rights Agent”) to extend the “Final Expiration Date” (as defined in the Plan) to continue to protect against a possible limitation on the Company’s ability to use certain tax assets (such as, Net Operating Loss (“NOLs”) carry forwards) to offset future income.  The Amendment extended the Final Expiration Date under the Plan for an additional two-year period, from February 18, 2014  to February 18, 2016.

A copy of the Amendment, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03   Material Modification to Rights of Security Holders

The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibits are being filed herewith:

Exhibit No.	Exhibit Description
4.1	Amendment No. 1 to Tax Preservation Plan, dated January 31, 2014, between Central Pacific Financial Corp. and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: January 31, 2014	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibits are being filed herewith:

Exhibit No.	Exhibit Description
4.1	Amendment No. 1 to Tax Preservation Plan, dated January 31, 2014, between Central Pacific Financial Corp. and Wells Fargo Bank, National Association